SEALE and BEERS, CPAs
PCAOB & CPAB REGISTERED AUDITORS
www.sealebeers.com

June 7, 2011

Office Of the Chief Accountant
Securities and Exchange Commission
100 F Street, NE
Washington, D.C. 20549

Dear Sir/Madam:

We have read the statements included under Item 4.01 in the Form 8-K dated May 13, 2011 of EcoEmissions Solutions, Inc. (the "Company") to be filed with the Securities and Exchange Commission and we agree with such statements insofar as they relate to our dismissal.

We did not review the Company's interim financial statements for the quarters ending November 30, 2010 and January 31,2011, although we were engaged to review the quarter ending November 30, 2010. At the time of our resignation, we had requested from the Company its analysis supporting management's assertions that it was not required to provide audited financial statements of its acquisition target and had not received its responses.

Very truly yours,

Seale and Beers, CPAs
Las Vegas, Nevada

Seale and Beers, CPAs             PCAOB & CPAB Registered Auditors
50 S. Jones Blvd, Ste 202, Las Vegas, NV 89107 (888)727-8251 Fax: (888)782-2351